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                                                               EXHIBIT 23.2(1)




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 29, 1999 on the financial statements of JDR Holdings, Inc. and Subsidiaries for the year ended December 31, 1998 included in NCO Group, Inc.'s Form 8-K filed on May 28, 1999 and to all references to our Firm included in this Registration Statement.


                                                ARTHUR ANDERSEN LLP

Philadelphia, Pa.,
July 14, 1999